EXHIBIT 99.1

         American River Bankshares Announces First Quarter 2008 Earnings

Sacramento, CA, April 17, 2008 - American River Bankshares (NASDAQ-GS: AMRB) today reported diluted earnings per share, as adjusted for the 5% stock dividend distributed in December 2007, for the first quarter of 2008 of $0.33, a 5.7% decrease from $0.35 recorded in the first quarter of 2007. Net income for the first quarter of 2008 decreased $253,000 (12.1%) to $1,833,000 from $2,086,000 during the first quarter of 2007.

"Clearly, first quarter earnings were negatively impacted by the $4 million increase from year end in our non-performing loans to nearly $12 million," said David Taber, President and CEO of American River Bankshares. "We have a seasoned credit administration team in place that is managing our non-performing loans by establishing appropriate reserves and being proactive towards resolution of these credits."

Net Interest Margin
Net interest margin as a percentage was 4.94% for the first quarter of 2008 compared to 5.04% for the first quarter of 2007. Net interest income for the first quarter of 2008 decreased 3.1% to $6,342,000 from $6,547,000 for the first quarter of 2007. Interest income for the first quarter of 2008 decreased 9.4% to $8,578,000 from $9,464,000 for the first quarter of 2007. The average yield on earning assets declined from 7.26% in the first quarter of 2007 to 6.66% for the first quarter of 2008. Much of the decline in yields can be attributed to the overall lower interest rate environment, in response to the Federal Reserve Board (the "FRB") decreases in the Federal funds and discount rates. Decreases by the FRB have resulted in a 300 basis point decline in short-term interest rates since September 2007. The average balance of earning assets also decreased from $533,645,000 in the first quarter of 2007 to $523,520,000 in the first quarter of 2008. The decrease in average earning assets was based on the Company's decision to use the proceeds from principal reductions and maturing investment securities to reduce the level of higher cost time deposits and provide funding for loan growth. This strategy has reduced the average balances on investment securities by 18.6% from $141,045,000 during the first quarter of 2007 to $114,045,000 during the first quarter of 2008. An increased level of non-accrual loans negatively impacted the yield on loans by approximately 26 basis points, which declined from 8.22% in the first quarter of 2007 to 7.22% for the first quarter of 2008.

Interest expense for the first quarter of 2008 decreased 23.4% to $2,236,000 from $2,917,000 for the first quarter of 2007. The average cost of funds declined from 3.18% in the first quarter of 2007 to 2.38% for the first quarter of 2008. The average balance of interest bearing liabilities increased from $371,733,000 in the first quarter of 2007 to $378,114,000 in the first quarter of 2008. The Company continues to focus on attracting lower cost business relationships, particularity business checking and money market accounts. In addition, the Company has taken advantage of the lower borrowing rates by locking in one to two year funding from its financial partners and letting maturing time deposits, that were seeking above market rates, run-off.

Loan Growth and Asset Quality
Net loans as of March 31, 2008 increased $3,449,000 (0.9%) from December 31, 2007 and increased $18,778,000 (4.9%) to $398,424,000 from $379,646,000 as of
March 31, 2007. The largest growth was in commercial loans, which increased $4,086,000 (3.9%) to $109,553,000 as of March 31, 2008 from $105,467,000 as of
December 31, 2007 and increased $22,124,000 (25.3%) from $87,429,000 as of March
31, 2007.

"Aside from additional work needed on our non-performing loans, we continue to gain momentum with our strategic plan," said Mr. Taber. "Business loans and loans to finance facilities for business purposes are all up from year end."

He continued, "Because of our strong team of credit administration professionals, the rest of our team is able to keep focused on building relationships with clients and prospects. It's important to the continued success of our Company that we have been able to remain in expansion mode."

American River Bank's offices in the Greater Sacramento Area and Placer County experienced an increase in net loans of 1.0% to $249,261,000 at March 31, 2008 from $246,742,000 at December 31, 2007 and an increase of 11.0% from $224,558,000 from March 31, 2007.

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North Coast Bank, a division of American River Bank with three offices in Sonoma
County, experienced a slight increase in net loans to $88,102,000 t March 31, 2008 from $87,559,000 at December 31, 2007 and an increase of 2.0% from $86,355,000 from March 31, 2007. Bank of Amador, a division of American River Bank with three offices in Amador County, experienced a slight increase in net loans of 0.6% to $61,062,000 at March 31, 2008 from $60,674,000 at December 31,
2007 and a decrease of 12.6% from $68,733,000 at March 31, 2007.

At March 31, 2008, the allowance for loan and lease losses was $6,017,000 compared with $5,883,000 at December 31, 2007 and $5,935,000 at March 31, 2007.
The provision for loan and lease losses was $337,000 for the first quarter of 2008, compared to $135,000 for the fourth quarter of 2007 and $121,000 for the first quarter of 2007. The allowance as a percentage of loans and leases was 1.49% at March 31, 2008, compared to 1.47% at December 31, 2007 and 1.54% at March 31, 2007. Net chargeoffs for the first quarter of 2008 were $203,000 compared to $60,000 for the first quarter of 2007. Non-performing loans and leases as of March 31, 2008 were 2.89% of total loans and leases compared to 1.86% at December 31, 2007 and 0.20% one year ago.

Non-performing assets were $11,688,000 at March 31, 2008 compared to $7,501,000 at December 31, 2007 and $766,000 at March 31, 2007. At March 31, 2008, three loan relationships made up $10,371,000 or 88.7% of the non-performing assets. Of these three relationships two continue from last quarter, the $1,352,000 development loan for residential lots and the $5,286,000 loan for a mini storage facility. In April 2008, the Company confirmed that the borrower on the mini storage facility loan had filed for reorganization under Chapter 11 bankruptcy. The business has appointed new management and we have received a budget projection indicating their ability to service our loan at a market rate of interest. During the first quarter of 2008 the Company added an additional relationship in the amount of $3,734,000. This relationship is made up of eight individual loans to a developer and includes loans on three finished homes totaling $2,242,000; one partially competed home for $493,000, and four finished lots for $999,000. In April 2008, the Company filed notices of default on all eight properties.

All non-performing loans have been evaluated for impairment. At March 31, 2008, specific reserves in the amount of $1,583,000 were held on the nonperforming loans considered to be impaired.

Deposits and Borrowed Funds
Total deposits as of March 31, 2008 increased $6,320,000 (1.4%) to $461,965,000 from $455,645,000 as of December 31, 2007 and decreased $23,779,000 (4.9%) from
$485,744,000 as of March 31, 2007. The increase during the first quarter of 2008 compared to December 31, 2007 was primarily the result of an increase in interest checking and money market accounts from $170,974,000 at December 31, 2007 to $177,242,000 at March 31, 2008--an increase of $6,268,000 or 3.7%. Even with the Company lowering its rates on time deposits, we were able to increase the level of time deposits slightly from $116,366,000 at December 31, 2007 to $118,200,000 or and increase of $1,834,000 (1.6%). During this time the average rates paid on the time deposits dropped from 4.01% in the fourth quarter of 2007 to 3.61% during the first quarter of 2008.

American River Bank's Sacramento region experienced an increase in total deposits of 2.5% to $288,731,000 at March 31, 2008 from $281,705,000 at December
31, 2007 and a decrease of 6.7% from $309,600,000 at March 31, 2007. North Coast Bank experienced a decrease in total deposits of 6.8% to $60,420,000 from $64,856,000 at December 31, 2007 and a decrease of 13.9% from $70,206,000 at
March 31, 2007. Bank of Amador experienced an increase in total deposits of 3.7% to $91,459,000 at March 31, 2008 from $88,194,000 at December 31, 2007 and a decrease of 13.8% from $106,087,000 at March 31, 2007.

Total borrowings increased $4,288,000 (8.3%) from $51,603,000 at December 31, 2007 to $55,891,000 at March 31, 2008 and increased $33,308,000 (147.5%) from
March 31, 2007. The average rates paid on the other borrowings decreased 1.27% from 4.85% during the fourth quarter of 2007 to 3.58% during the first quarter of 2008.

Noninterest Income and Expense
Noninterest income for the first quarter of 2008 decreased $56,000 (8.7%) to $585,000 from $641,000 for the first quarter of 2007 and noninterest expense decreased $63,000 (1.7%) to $3,629,000 from $3,692,000. The efficiency ratio for the first quarter of 2008 increased slightly to 50.73% from 49.68% for the first quarter of 2007.

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Income Taxes
Income taxes for the first quarter of 2008 decreased $161,000 (12.5%) to $1,128,000 from $1,289,000 for the first quarter of 2007. The effective tax rate for the quarter ended March 31, 2008 was 38.1% compared to 38.2% during the first quarter of 2007.

Capital
Total shareholders' equity at March 31, 2008 was $60,399,000, up $426,000 (0.7%) from December 31, 2007 and up $416,000 (0.7%) from March 31, 2007. During the first quarter of 2008, the Company repurchased 80,500 shares of its common stock and declared a quarterly cash dividend of $0.15 per share, which will be paid on April 18, 2008.

Performance Metrics
American River Bankshares continues a long history of enhancing shareholder value with its 97th consecutive profitable quarter. Performance measures for the first quarter of 2008 (annualized): the Return on Average Assets (ROAA) was 1.28%, Return on Average Equity (ROAE) was 12.26% and Return on Average Tangible Equity (ROATE) was 17.29%. For the quarter ended March 31, 2007, the Company had a ROAA of 1.44%, ROAE of 14.02% and ROATE of 19.89%.

Earnings Conference Call
The first quarter earnings conference call will be held Thursday, April 17, 2008 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). David T. Taber, President and CEO, and Mitchell A. Derenzo, Executive Vice President and Chief Financial Officer, both of American River Bankshares, will lead a live forty-five minute presentation and answer questions. Shareholders, analysts and other interested parties are invited to join the call by dialing (877) 584-2599 and entering Conference ID 42468369.

About American River Bankshares
American River Bankshares [NASDAQ - GS: AMRB] is the parent company of American River Bank ("ARB"), a community business bank serving Sacramento, CA that operates a family of financial services providers, including North Coast Bank [a division of "ARB"] in Sonoma County and Bank of Amador [a division of "ARB"] in Amador County. For more information, please call 916-851-0123 or visit www.amrb.com; www.americanriverbank.com; www.northcoastbank.com; or www.bankofamador.com.

Forward-Looking Statement
Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company's businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and in reports filed on Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise.

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American River Bankshares
Condensed Consolidated Balance Sheet (Unaudited)

                                                                 March 31        December 31         March 31
                                                                   2008              2007              2007
                                                              -------------     -------------     -------------
                                     ASSETS
Cash and due from banks                                       $  32,029,000     $  16,245,000     $  16,275,000
Federal funds sold                                                       --         1,700,000           400,000
Interest-bearing deposits in banks                                4,942,000         4,951,000         4,951,000
Investment securities                                           114,760,000       116,524,000       134,279,000
Loans and leases:
     Real estate                                                272,718,000       272,911,000       274,007,000
     Commercial                                                 109,553,000       105,467,000        87,429,000
     Lease financing                                              3,705,000         4,070,000         5,970,000
     Other                                                       18,929,000        18,927,000        18,805,000
     Deferred loan and lease originations fees, net                (464,000)         (517,000)         (630,000)
     Allowance for loan and lease losses                         (6,017,000)       (5,883,000)       (5,935,000)
                                                              -------------------------------------------------
     Total loans and leases, net                                398,424,000       394,975,000       379,646,000
                                                              -------------------------------------------------
Bank premises and equipment                                       2,008,000         1,983,000         1,765,000
Accounts receivable servicing receivable, net                     1,621,000         1,666,000         1,842,000
Goodwill and intangible assets                                   17,442,000        17,514,000        17,745,000
Accrued interest and other assets                                16,720,000        18,127,000        17,746,000
                                                              -------------------------------------------------
                                                              $ 587,946,000     $ 573,685,000     $ 574,649,000
                                                              =================================================

                       LIABILITIES & SHAREHOLDERS' EQUITY
Noninterest-bearing deposits                                  $ 130,051,000     $ 132,666,000     $ 146,964,000
Interest checking                                                47,160,000        43,577,000        39,676,000
Money market                                                    130,082,000       127,397,000       131,891,000
Savings                                                          36,472,000        35,639,000        39,135,000
Time deposits                                                   118,200,000       116,366,000       128,078,000
                                                              -------------------------------------------------
     Total deposits                                             461,965,000       455,645,000       485,744,000
                                                              -------------------------------------------------
Short-term borrowings                                            38,391,000        51,603,000        20,083,000
Long-term borrowings                                             17,500,000              --           2,500,000
Accrued interest and other liabilities                            9,691,000         6,464,000         6,339,000
                                                              -------------------------------------------------
     Total liabilities                                          527,547,000       513,712,000       514,666,000
     Total shareholders' equity                                  60,399,000        59,973,000        59,983,000
                                                              -------------------------------------------------
                                                              $ 587,946,000     $ 573,685,000     $ 574,649,000
                                                              =================================================
Ratios:
Nonperforming loans and leases to total loans and leases               2.89%             1.86%             0.20%
Net chargeoffs to average loans and leases (annualized)                0.20%             0.11%             0.06%
Allowance for loan and lease loss to total loans and leases            1.49%             1.47%             1.54%
Leverage Ratio                                                         7.62%             7.72%             7.46%
Tier 1 risk-based capital ratio                                        9.43%             9.45%             9.94%
Total risk-based capital ratio                                        10.68%            10.70%            11.19%
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American River Bankshares
Condensed Consolidated Statement of Income (Unaudited)

                                                     First            First
                                                    Quarter          Quarter           %
                                                      2008             2007         Change
                                                 -------------    -------------    ---------
Interest income                                  $   8,578,000    $   9,464,000        (9.36%)
Interest expense                                     2,236,000        2,917,000       (23.35%)
                                                 -------------------------------------------

Net interest income                                  6,342,000        6,547,000        (3.13%)
Provision for loan and lease losses                    337,000          121,000       178.50%
Total noninterest income                               585,000          641,000        (8.74%)
Total noninterest expense                            3,629,000        3,692,000         (1.7%)
                                                 -------------------------------------------

Income before taxes                                  2,961,000        3,375,000       (12.27%)
Income taxes                                         1,128,000        1,289,000       (12.49%)
                                                 -------------------------------------------
Net income                                       $   1,833,000    $   2,086,000       (12.13%)
                                                 ===========================================

Basic earnings per share                         $        0.33    $        0.36        (8.33%)
Diluted earnings per share                       $        0.33    $        0.35        (5.71%)

Average diluted shares outstanding                   5,592,158        5,925,375

Net interest margin as a percentage                       4.94%            5.04%

Operating Ratios:
Return on average assets                                  1.28%            1.44%
Return on average equity                                 12.26%           14.02%
Return on average tangible equity                        17.29%           19.89%
Efficiency ratio (fully taxable equivalent)              50.73%           49.68%

Earnings per share have been adjusted for a 5% stock dividend declared in 2007.
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American River Bankshares
Condensed Consolidated Statement of Income (Unaudited)
Trailing Four Quarters

                                               First           Fourth          Third            Second
                                              Quarter          Quarter        Quarter           Quarter
                                               2008             2007            2007             2007
                                          -------------    -------------    -------------    -------------
                Interest income           $   8,578,000    $   9,062,000    $   9,454,000    $   9,498,000
Interest expense                              2,236,000        2,496,000        2,774,000        2,889,000
                                          ----------------------------------------------------------------

Net interest income                           6,342,000        6,566,000        6,680,000        6,609,000
Provision for loan and lease losses             337,000          135,000           50,000          144,000
Total noninterest income                        585,000          565,000          669,000          724,000
Total noninterest expense                     3,629,000        3,566,000        3,796,000        3,779,000
                                          ----------------------------------------------------------------

Income before taxes                           2,961,000        3,430,000        3,503,000        3,410,000
Income taxes                                  1,128,000        1,288,000        1,351,000        1,312,000
                                          ----------------------------------------------------------------

Net income                                $   1,833,000    $   2,142,000    $   2,152,000    $   2,098,000
                                          ================================================================

Basic earnings per share                  $        0.33    $        0.38    $        0.37    $        0.36
Diluted earnings per share                $        0.33    $        0.38    $        0.37    $        0.36

Average diluted shares outstanding            5,592,158        5,685,788        5,823,480        5,868,598
Shares outstanding-end of period              5,520,433        5,590,277        5,744,754        5,805,306

Net interest margin as a percentage                4.94%            5.10%            5.17%            5.10%

Operating Ratios:
Return on average assets                           1.28%            1.50%            1.50%            1.46%
Return on average equity                          12.26%           14.10%           13.99%           13.91%
Return on average tangible equity                 17.29%           19.89%           19.68%           19.67%
Efficiency ratio (fully tax equivalent)           50.73%           48.37%           50.02%           49.87%

Earnings per share have been adjusted for a 5% stock dividend declared in 2007.
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American River Bankshares
Analysis of Net Interest Margin on Earning Assets
(Taxable Equivalent Basis)

      Three months ended March 31,                              2008                                        2007
                                                Avg                           Avg            Avg                           Avg
                 ASSETS                       Balance        Interest        Yield         Balance         Interest       Yield
                                          -------------    -------------   ---------    -------------    -------------   ---------
Loans and leases                          $ 403,506,000    $   7,244,000        7.22%   $ 387,398,000    $   7,848,000        8.22%
Taxable investment securities                87,971,000        1,000,000        4.57%     110,666,000        1,249,000        4.58%
Tax-exempt investment securities             26,607,000          348,000        5.26%      29,818,000          376,000        5.11%
Corporate stock                                 244,000            4,000        6.59%         561,000            9,000        6.51%
Federal funds sold                              249,000            2,000        3.23%         238,000            3,000        5.11%
Interest-bearing deposits in banks            4,943,000           65,000        5.29%       4,964,000           68,000        5.56%
                                          ------------------------------                ------------------------------
   Total earning assets                     523,520,000        8,663,000        6.66%     533,645,000    $   9,553,000        7.26%
                                          ------------------------------                ------------------------------
Cash & due from banks                        16,886,000                                    20,919,000
Other assets                                 39,411,000                                    40,129,000
Allowance for loan & lease losses            (5,916,000)                                   (5,918,000)
                                          -------------                                 -------------
                                          $ 573,901,000                                 $ 588,775,000
                                          =============                                 =============

   LIABILITIES & SHAREHOLDERS' EQUITY
Interest checking and money market        $ 168,500,000    $     597,000        1.42%   $ 165,321,000    $     906,000        2.22%
Savings                                      36,301,000           86,000        0.95%      37,534,000          130,000        1.40%
Time deposits                               117,976,000        1,060,000        3.61%     131,604,000        1,411,000        4.35%
Other borrowings                             55,337,000          493,000        3.58%      37,274,000          470,000        5.11%
                                          ------------------------------                ------------------------------
     Total interest bearing liabilities     378,114,000        2,236,000        2.38%     371,733,000        2,917,000        3.18%
                                          ------------------------------                ------------------------------
Noninterest bearing demand deposits         128,868,000                                   150,754,000
Other liabilities                             6,785,000                                     5,955,000
                                          -------------                                 -------------
     Total liabilities                      513,767,000                                   528,442,000
     Shareholders' equity                    60,134,000                                    60,333,000
                                          -------------                                 -------------
                                          $ 573,901,000                                 $ 588,775,000
                                          ========================================================================================
Net interest income & margin                               $   6,427,000        4.94%                    $   6,636,000        5.04%
                                                           =======================================================================
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